THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

GC China Turbine Corp.

CONVERTIBLE PROMISSORY NOTE

October 30, 2009	$1,000,000

GC China Turbine Corp., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Clarus Capital Ltd (the “Holder”), the sum of One Million Dollars ($1,000,000), or the aggregate unpaid principal balance of all amounts outstanding hereunder, whichever is less (the "Principal").

This Note (a) supersedes and cancels that certain promissory note in the principal amount of Six Hundred Thousand Dollars ($600,000) dated June 8, 2009 between the Company and New Margin Management LLC (the “New Margin Note”) in its entirety, previously assigned to Holder pursuant to that certain Assignment Agreement dated October 30, 2009, and (b) partially cancels that certain convertible promissory note in the principal amount of Four Hundred Fifteen Thousand Dollars ($415,000) dated June 8, 2009 between the Company and Coach Capital LLC (the “Coach Capital Note”), previously assigned to Holder pursuant to that certain Assignment Agreement dated October 30, 2009.  This Note is issued by the Company in connection with that certain Share Exchange Agreement among the Company, Wuhan Guoce Nordic New Energy Co., Ltd. (“GC Nordic”), Luckcharm Holdings Limited, Golden Wind Holdings Limited and a certain shareholder of the Company dated September 30, 2009.  The Company and Holder agree as follows:

1.           Cancellation of New Margin Note and Coach Capital Note. In connection with the issuance of this Note, Holder has surrendered to the Company for cancellation the original of the New Margin Note and the Coach Capital Note, the receipt of which the Company hereby acknowledges, and the cancellation of which Holder herby acknowledges.

2.           Issuance of Principal and Conversion.

2.1           The Principal (the “Debt”) shall be due and payable by the Company on or before [actual maturity date to be inserted] (“Maturity Date”).  The Holder shall convert the Debt, in whole but not in part, into shares of the Company at a price of Two Dollars ($2.00) per share (“Conversion Price”) at anytime on or before the Maturity Date. On the six (6) month anniversary of the date that the Company provides confirmation to Holder of the delivery of twenty (20) wind turbine systems by the Company’s indirect wholly-owned subsidiary, Wuhan Guoce Nordic New Energy Co., Ltd. to its customers (the “Delivery Confirmation Date”), the Debt shall automatically convert into shares of common stock of the Company at the Conversion Price (“Automatic Conversion”).  For purposes of this Section, the Delivery Confirmation Date shall be the date that the Company provides to Holder pursuant to Section 6.5 hereof a copy of delivery acceptance documentation for twenty (20) wind turbine systems.

2.2           The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest of this Note.

2.3           In the event of conversion, whether by Automatic Conversion or otherwise, the Holder will surrender the original of this Note for conversion at the principal office of the Company at the time of such conversion.  Holder agrees to execute all necessary documents in connection with the conversion of this Note, including a definitive stock purchase agreement.  If upon such conversion of this Note a fraction of a share would result, then the Company will round up to the nearest whole share.

3.           Issuance of Consideration on Conversion.  As soon as practicable after receipt of the original Note and related documents for conversion pursuant to Section 2, but in not event later than five (5) business days therefrom, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, a certificate or certificates for the number of shares of common stock to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note.

4.           Adjustment Provisions.  The number and character of shares of common stock issuable upon conversion of this Note and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events:

4.1           Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Conversion Price of this Note and the number of shares of common stock issuable upon conversion of this Note shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of common stock.

4.2           Adjustment for Reorganization, Consolidation, Merger.  In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single transaction or series of related transactions immediately after giving effect to such transaction or series of related transaction (each of such events shall be referred to herein as a “Liquidation Event”), then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of any Liquidation Event shall be entitled to receive, in lieu of the common stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Note.

4.3           No Change Necessary.  The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of common stock issuable upon its conversion.

5.           Representations and Acknowledgments of the Holder.  The Holder hereby represents, warrants, acknowledges and agrees that:

5.1           Investment.  The Holder is acquiring this Note and the securities issuable upon conversion of this Note (together, the “Securities”) for the Holder’s own account, and not directly or indirectly for the account of any other person.  The Holder is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933 (the “Act”) and any applicable state law regulating securities.

5.2           Access to Information.  The Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

5.3           Accredited Investor.  The Holder is an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Act and has such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Securities.

5.4           Speculative Investment.  The Holder’s investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder’s risk capital means and is not so great in relation to the Holder’s total financial resources as would jeopardize the financial condition of the Holder in the event such investment were lost in whole or in part.

5.5           Unregistered Securities.

 (a)           The Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act will become available.

 (b)           Transfer of the Securities has not been registered or qualified under any applicable state law regulating securities and therefore the Securities cannot and will not be sold unless they are subsequently registered or qualified under any such state law or an exemption therefrom is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such state law is or will become available.

6.           Miscellaneous.

6.1           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

6.2           Restrictions on Transfer.  This Note may only be transferred in compliance with applicable state and federal laws.  All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

6.3           Company Representation.  The Company represents to the Holder that the Company is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Nevada and has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted; all corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Note have been taken; this Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

6.4           Governing Law.  This Note will be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly to be performed in Nevada.

6.5           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	GC China Turbine Corp.
No. 86, Nanhu Avenue
East Lake Development Zone
Wuhan, Hubei Province, China
Attn:
Fax:

If to Holder, to:	Clarus Capital Ltd.
404 Park Avenue South, 2nd Floor
New York, NY 10016
Attn:
Fax:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

GC China Turbine Corp.,
a Nevada corporation

By:	_________________________________
Qi Na
Chief Executive Officer

Agreed and Accepted by the Holder:

___________________________________
Clarus Capital Ltd.